     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2002
                                              REGISTRATION NO. 333-_____________
                                           REGISTRATION NO. 333-_____________-01

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                    STIFEL FINANCIAL CORP.                                        STIFEL FINANCIAL CAPITAL TRUST I
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)            (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           DELAWARE                                                           DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                          43-1273600                                                         74-6510998
             (I.R.S. EMPLOYER IDENTIFICATION NO.)                               (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 --------------
                                 501 N. BROADWAY
                               ST. LOUIS, MO 63102
                                 (314) 342-2000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
         Registrant's and Co-Registrant's Principal Executive Offices)

                                 --------------
                             THOMAS A. PRINCE, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             STIFEL FINANCIAL CORP.
                                 501 N. BROADWAY
                               ST. LOUIS, MO 63102
                                 (314) 342-2000
                               FAX: (314) 342-2850
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                 --------------

                                   COPIES TO:

      R. RANDALL WANG, ESQ.                                           JENNIFER R. EVANS, ESQ.
    HAROLD R. BURROUGHS, ESQ.                                       JENNIFER DURHAM KING, ESQ.
         BRYAN CAVE LLP                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ
 211 NORTH BROADWAY, SUITE 3600                                222 NORTH LASALLE STREET, SUITE 2600
       ST. LOUIS, MO 63102                                            CHICAGO, ILLINOIS 60601
         (314) 259-2000                                                   (312) 609-7500
       FAX: (314) 259-2020                                              FAX: (312) 609-5005

         Approximate date of commencement of proposed sale to the public: As soon as practicable upon the effectiveness of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

      If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-84952 and 333-84952-01

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
            TITLE OF EACH CLASS OF              AMOUNT TO BE     PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED     OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION FEE
                                                                       UNIT                     PRICE                 (1)(5)
-----------------------------------------------------------------------------------------------------------------------------------
     9.0% Cumulative Trust Preferred               230,000              $25                  $5,750,000                $529
 Securities of Stifel Financial Capital
 Trust I
-----------------------------------------------------------------------------------------------------------------------------------
     9.0% Junior Subordinated Debentures                                                                               None
  due 2032 of Stifel Financial Corp.(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Guarantee of Preferred Securities(2)(4)                                                                               None
===================================================================================================================================

(1)  The registration fee is calculated in accordance with Rule 457(a), (i), and
     (n) of the Securities Act of 1933. See note 5.
(2) This Registration Statement is deemed to cover the 9.0% Junior Subordinated Debentures due 2032 of Stifel Financial Corp., the rights of holders of the 9.0% Junior Subordinated Debentures of Stifel Financial Corp. under the Indenture, and the rights of holders of the Preferred Securities under the Trust Agreement, the Guarantee and the Expense Agreement entered into by Stifel Financial Corp.
(3) The 9.0% Junior Subordinated Debentures will be purchased by Stifel Financial Capital Trust I with the proceeds from the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities of Stifel Financial Capital Trust I upon its dissolution and the distribution of its assets.
(4)  No separate consideration will be received for the Guarantee.
(5) On June 9, 1997, Stifel Financial Corp., the registrant in this offering, and Stifel Financial Capital Trust filed a registration statement on Form S-2 (File No. 333-28871) (the "1997 Registration Statement") and paid a registration fee of $8,713. The 1997 Registration Statement was later withdrawn and all securities registered under the 1997 Registration Statement remain unsold. Stifel Financial Capital Trust I is a wholly owned subsidiary of the registrant and is a co-registrant in this offering. Pursuant to Rule 457(p), $6,068 remaining in filing fees relating to the 1997 Registration Statement (after utilization of $2,645) offset the filing fee of $529 relating to this offering.

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO
                       GENERAL INSTRUCTION IV OF FORM S-3

         This registration statement is being filed with respect to the registration of (i) additional shares of 9.0% Cumulative Trust Preferred Securities of Stifel Financial Capital Trust I, a Delaware business trust, (ii) additional 9.0% Junior Subordinated Debentures due 2032 of Stifel Financial Corp., a Delaware corporation, and (iii) Stifel Financial Corp.'s Guarantee of such Trust Preferred Securities, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to General Instruction IV of Form S-3. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the co-registrants' Registration Statements on Form S-3 (Registration Numbers 333-84952 and 333-84952-01), which became effective on April 17, 2002.

         The required consents and opinions are listed in the Exhibit Index and filed herewith.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

         The following exhibits are filed as part of this registration statement.

    Exhibit
    Number                                              Description of Exhibit
    ------                                              ----------------------

      5.1        Opinion of Bryan Cave LLP.

      5.2        Opinion of Richards, Layton & Finger, P.A.

      8.1        Opinion of Bryan Cave LLP, as to certain tax matters.

     23.1        Consent of Deloitte & Touche LLP.

     23.2        Consent of Bryan Cave LLP (included in Exhibits 5.1 and 8.1).

     23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit
                 5.2).

     24.1        Power of Attorney, incorporated herein by reference to Exhibit
                 24.1 to Stifel Financial Corp.'s Registration Statement on Form S-3 (File No. 333-84952) filed March 27, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the 17th day of April, 2002.

                                      STIFEL FINANCIAL CORP.
                                      (Co-Registrant)


                                      By:  /s/ James M. Zemlyak
                                         ---------------------------------------
                                           James M. Zemlyak
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated and on the dates indicated:

                  SIGNATURE                                           TITLE                            DATE
                  ---------                                           -----                            ----
/s/ Ronald J. Kruszewski *                            Chairman of the Board, President and         April 17, 2002
--------------------------------------------          Chief Executive Officer (Principal
         Ronald J. Kruszewski                         Executive Officer), Director


/s/ James M. Zemlyak                                  Senior Vice President , Chief Financial      April 17, 2002
--------------------------------------------          Officer and Treasurer (Principal Financial
         James M. Zemlyak                             and Accounting Officer)


/s/ Scott B. McCuaig *                                Senior Vice President and Director           April 17, 2002
-------------------------------------------
         Scott B. McCuaig


/s/ Bruce A. Beda *                                   Director                                     April 17, 2002
-------------------------------------------
         Bruce A. Beda


/s/ Charles A. Dill *                                 Director                                     April 17, 2002
-------------------------------------------
         Charles A. Dill


/s/ Richard F. Ford *                                 Director                                     April 17, 2002
-------------------------------------------
         Richard F. Ford


/s/ John J. Goebel *                                  Director                                     April 17, 2002
-------------------------------------------
         John J. Goebel


/s/ Walter F. Imhoff *                                Director                                     April 17, 2002
-------------------------------------------
         Walter F. Imhoff


/s/ Robert E. Lefton *                                Director                                     April 17, 2002
-------------------------------------------

         Robert E. Lefton
/s/ James M. Oates *                                  Director                                     April 17, 2002
-------------------------------------------
         James M. Oates


/s/ George H. Walker III *                            Director                                     April 17, 2002
-------------------------------------------
         George H. Walker III



                                                   *  By:     /s/ James M. Zemlyak
                                                          --------------------------------------
                                                           James M. Zemlyak
                                                           Attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of April, 2002.

                                      STIFEL FINANCIAL CAPITAL TRUST I
                                      (Co-Registrant)

                                      By:  Stifel Financial Corp., as Depositor


                                      By:  /s/ James M. Zemlyak
                                         ---------------------------------------
                                           James M. Zemlyak
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer

                                INDEX TO EXHIBITS


    Exhibit
    Number                 Description of Exhibit
    ------                 ----------------------

      5.1        Opinion of Bryan Cave LLP.

      5.2        Opinion of Richards, Layton & Finger, P.A.

      8.1        Opinion of Bryan Cave LLP, as to certain tax matters.

     23.1        Consent of Deloitte & Touche LLP.

     23.2        Consent of Bryan Cave LLP (included in Exhibits 5.1 and 8.1).

     23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit
                 5.2).

     24.1        Power of Attorney, incorporated herein by reference to Exhibit
                 24.1 to Stifel Financial Corp.'s Registration Statement on Form S-3 (File No. 333-84952) filed March 27, 2002.